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                                                                     EXHIBIT 8.3


                                                                 August 30, 2001


                         [VIVENDI UNIVERSAL LETTERHEAD]
              42, AVENUE DE FRIEDLAND, 75580 PARIS CEDEX 08/FRANCE
                            TEL: 33(0)1 71 71 10 00
                            FAX: 33(0)1 71 71 10 01

BB/AMB 2001-517

         POST-EFFECTIVE AMENDMENT NO. 5 ON FORM F-1 TO THE REGISTRATION
                             STATEMENT ON FORM F-4

Ladies and Gentlemen:


Reference is made to the Post-Effective Amendment no. 5 on Form F-1 to Registration Statement on Form F-4 (the "Registration Statement") of Vivendi Universal, SA, a French societe anonyme ("Vivendi Universal"), relating to the exchange from time to time of non-voting exchangeable shares of Vivendi Universal Exchangeco, a Canadian subsidiary of Vivendi Universal, for ordinary shares of Vivendi Universal, represented by American Depositary Shares.


I have participated in the preparation of the discussion set forth in the section entitled "Tax Information -- French Tax Considerations of Holding and Disposing of Vivendi Universal Shares" in the Registration Statement. I am of the opinion that such discussion, insofar as it relates to the French tax consequences of holding and disposing of Vivendi Universal ordinary shares and subject to the limitations, assumptions and qualifications set forth therein, is accurate in all material respects.

This opinion is based on the current provisions of French tax laws. Any change in applicable laws may affect the continuing validity of this opinion as set forth herein. Neither I nor Vivendi Universal assumes any responsibility to inform you of any such change that may occur or come to my or Vivendi Universal's attention. Finally, this opinion is limited to the tax matters specifically covered hereby, and I have not been asked to address, nor have I addressed, any other tax consequences that result from holding and disposing of Vivendi Universal ordinary shares. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to my name therein. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ BERNARD BACCI
---------------------------------------------------------
Bernard Bacci
Vice-President Cohead of Taxes